Exhibit 99.1
BROADPOINT GLEACHER SECURITIES GROUP TO PRESENT AT
BANK OF AMERICA MERRILL LYNCH 2009 SMID CAP CONFERENCE
NEW YORK, N.Y., September 17, 2009 — Broadpoint Gleacher Securities Group, Inc. (NASDAQ:BPSG) today announced its participation in the Bank of America Merrill Lynch 2009 Smid Cap Conference on Monday, September 21, 2009 at the InterContinental Boston in Boston, Massachusetts. Lee Fensterstock, Chief Executive Officer of Broadpoint.Gleacher, is currently scheduled to present at 11:20 A.M. EDT.
The presentation will be webcast live. The webcast, as well as a copy of the Company’s presentation materials, can be accessed on September 21, 2009 through the Investor Relations portion of Broadpoint.Gleacher’s website at www.bpsg.com. For those who cannot listen to the live webcast, the archived webcast will be available until October 9, 2009 directly through Broadpoint.Gleacher’s website.
About Broadpoint.Gleacher
Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its new Investment Banking financial advisory subsidiary, Gleacher Partners LLC, its Equity Capital Markets subsidiary, Broadpoint AmTech and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
FOR ADDITIONAL INFORMATION
PLEASE CONTACT:
Investor Contact:
Robert Turner
Chief Financial Officer
Broadpoint Gleacher Securities Group, Inc.
212.273.7109
Media Contact:
Ray Young
Halldin Public Relations
916.781.0659
ray@halldinpr.com